Exhibit 10.11

Sales Agreement

Customer: China National Tree Seed Corporation	Contract No.:

Supplier: Zhejiang FLS Mushroom Co., Ltd	Signed at:

Contract Date:

1. Product, unit, quantity, price per unit, and total amount

No.	Product Name	Unit (Ton)	Quantity	Price Per Unit (RMB)	Total Amount (RMB)	Note
1
2

Total amount (RMB) (including tax):

2. Payment method and term: Customer will pay Supplier once they receive a value-added tax invoice.

3. Quality requirements: to meet the national requirements for related agricultural products.

4. Place and method of delivery: the warehouse in No. 888 Tianning Street, Lishui, Zhejiang. Customer is responsible for picking up.

5. Transportation and expenses: Customer picks up the goods and bears the transportation costs.

6. Package standard and requirements: the packages should be qualified for multiple loads and unloads and to endure long-distance transportation. Package standard is to ensure the goods will reach destination safely and in undamaged condition with normal multiple loads and unloads.

7. Inspection standards and methods: to meet the quality standard as required by Customer. If Customer does not express any disagreement on the quality upon receiving the goods, it will be considered as qualified.

8. Financial responsibility: as required by law, the governing law of this agreement is the law of signing place. This agreement will take effect as of the date of signing and is binding to both parties. None of the parties could make changes to or terminate this agreement unilaterally within the execution period of this agreement.

9. Others: if any other issues occur, supplemental agreements can be added after negotiation between both parties. Supplemental agreement is equally effective as this agreement.

10. Effectiveness and changes: this agreement will take effect once the seals of both parties are affixed. Any changes can be made with written consent of both parties.

For Corporate Chop:

Customer	Supplier
Name: China National Tree Seed Corporation	Name: Zhejiang FLS Mushroom Co., Ltd
Address: No. 20 Anyuan Rd, Chaoyang District, Beijing, China	Address: No. 888 Tianning Street, Lishui, China
Legal Representative: Weicheng Zhu	Legal Representative: Yefang Zhang
Bank:	Bank:
Account No.:	Account No.:
Tax No.	Tax No.
Postcode: 1000029	Postcode: 323000